EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES SECOND QUARTER 2021 RESULTS
- Second Quarter 2021 Revenue Grew 133% Year-Over-Year to $119.7 Million -
- Second Quarter 2021 Organic Revenue Growth of 32% -
TAMPA, FLORIDA - August 9, 2021 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm announced its results for the second quarter ended June 30, 2021.
SECOND QUARTER 2021 HIGHLIGHTS AND SUBSEQUENT EVENTS
•Revenue increased 133% year-over-year to $119.7 million
•Pro Forma Revenue(1) grew 115% year-over-year to $120.2 million
•Organic Revenue Growth(2) was 32% year-over-year
•“MGA of the Future” revenue grew 52% year-over-year to $20.0 million
•GAAP net loss of $20.1 million and GAAP loss per share attributable to BRP Group of $0.22
•Adjusted Net Income(3) of $13.3 million, or $0.14(3) per fully diluted share
•Adjusted EBITDA(4) grew 143% to $20.4 million, compared to $8.4 million in the prior-year period
•Adjusted EBITDA Margin(4) of 17%, compared to 16% in the prior-year period
•Pro Forma Adjusted EBITDA(5) of $20.5 million and Pro Forma Adjusted EBITDA Margin(5) of 17%
•“MGA of the Future” policies in force grew by 39,181 to 605,295 at June 30, 2021. Comparatively, in the second quarter 2020, policies in force grew sequentially by 44,468
•Closed three Partner acquisitions during the second quarter 2021 that generated total revenue(6) of approximately $4.6 million for the 12-month period pre-acquisition; subsequent to June 30, 2021, closed five Partner acquisitions that generated total revenue(6) of approximately $63.9 million for the 12-month period pre-acquisition
“The power of our business model and overall growth strategy was evident in the second quarter, as we more than doubled revenue on a year-over-year basis to $119.7 million, while we generated our best quarterly organic growth as a public company,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “Our excellent performance was widespread across our company, including another quarter of strong growth from our ‘MGA of the Future’ platform as it climbed over the 600,000 mark in policies in force, and valuable contributions from our recent large Partnership acquisitions. We also made significant progress in strengthening our balance sheet and executing on our deep pipeline of Partnership opportunities, including the acquisition of RogersGray on July 1, 2021, another of Business Insurance’s Top 100 largest U.S. brokers. We believe we remain in prime position to generate rapid and sustainable growth and deliver additional long-term shareholder value.”

LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2021, cash and cash equivalents were $224.5 million and there was $483.0 million of long-term debt outstanding. The Company had aggregate borrowing capacity of $380.0 million under its revolving credit facility.
On June 2, 2021, the Company closed a loan syndication for an upsized $500.0 million senior secured first lien term loan facility maturing in 2027 with interest at LIBOR plus 350 bps subject to a LIBOR floor of 50 bps.
On August 6, 2021, the Company entered into Amendment No. 3 to the JPM Credit Agreement, under which the aggregate principal amount of the Revolving Facility was increased from $400.0 million to $475.0 million. The other terms of the Revolving Facility and the terms of the New Term Loan B remained unchanged.
SIX MONTHS 2021 RESULTS
•Revenue increased 159% year-over-year to $272.5 million
•Pro Forma Revenue(1) grew 106% year-over-year to $276.2 million
•Organic Revenue Growth(2) of 23% year-over-year
•“MGA of the Future” revenue grew 54% to $37.2 million, compared to $24.2 million in the prior-year period
•GAAP net income of $10.5 million and GAAP fully diluted earnings per share attributable to BRP Group of $0.11
•Adjusted Net Income(3) of $55.8 million, or $0.58(3) per fully diluted share
•Net income margin of 4% in the current year period
•Adjusted EBITDA(4) grew 226% to $73.1 million, compared to $22.4 million in the prior-year period
•Adjusted EBITDA Margin(4) of 27%, compared to 21% in the prior-year period
•Pro Forma Adjusted EBITDA(5) of $74.9 million and Pro Forma Adjusted EBITDA Margin(6) of 27%
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss second quarter 2021 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.

ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 600,000 Clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Organic Revenue for the three and six months ended June 30, 2020 used to calculate Organic Revenue Growth for the three and six months ended June 30, 2021 was $51.3 million and $105.5 million, which is adjusted to reflect revenues from Partnerships that reach the 12-month owned mark during the three and six months ended June 30, 2021. Organic Revenue is a non-GAAP measure. Reconciliation of Organic Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net income (loss) attributable to BRP Group, Inc. and reconciliation of Adjusted Diluted EPS to diluted earnings (loss) per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(4)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(6)    Represents the aggregate revenues of Partners acquired during the relevant period presented, for the most recent trailing 12-month period prior to acquisition by the Company, in each case, at the time the due diligence was concluded based on a quality of earnings review and not an audit.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2020 and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities and Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director
Baldwin Risk Partners
(813) 259-8032 | IR@baldwinriskpartners.com

PRESS
Rachel DeAngelo, Communications Manager
Baldwin Risk Partners
(813) 387-6842 | rdeangelo@baldwinriskpartners.com

BRP GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Revenues:
Commissions and fees	$119,706	$51,268	$272,534	$105,427

Operating expenses:
Commissions, employee compensation and benefits	89,065	39,263	178,440	73,811
Other operating expenses	19,200	9,546	36,768	18,431
Amortization expense	10,742	4,450	21,279	8,046
Change in fair value of contingent consideration	13,325	4,581	11,822	6,242
Depreciation expense	573	240	1,167	405
Total operating expenses	132,905	58,080	249,476	106,935

Operating income (loss)	(13,199)	(6,812)	23,058	(1,508)

Other expense:
Interest expense, net	(5,848)	(1,047)	(11,491)	(1,632)
Other expense, net	(1,057)	—	(1,057)	—
Total other expense	(6,905)	(1,047)	(12,548)	(1,632)

Income (loss) before income taxes	(20,104)	(7,859)	10,510	(3,140)
Income tax provision	—	—	—	12
Net income (loss)	(20,104)	(7,859)	10,510	(3,152)
Less: net income (loss) attributable to noncontrolling interests	(10,348)	(4,271)	5,653	(1,032)
Net income (loss) attributable to BRP Group, Inc.	$(9,756)	$(3,588)	$4,857	$(2,120)

Comprehensive income (loss)	$(20,104)	$(7,859)	$10,510	$(3,152)
Comprehensive income (loss) attributable to noncontrolling interests	(10,348)	(4,271)	5,653	(1,032)
Comprehensive income (loss) attributable to BRP Group, Inc.	(9,756)	(3,588)	4,857	(2,120)

Basic earnings (loss) per share	$(0.22)	$(0.18)	$0.11	$(0.11)
Diluted earnings (loss) per share	$(0.22)	$(0.18)	$0.11	$(0.11)
Weighted-average shares of Class A common stock outstanding - basic	44,671,308	20,426,082	44,464,312	19,959,828
Weighted-average shares of Class A common stock outstanding - diluted	44,671,308	20,426,082	46,160,474	19,959,828

BRP GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$224,479	$108,462
Restricted cash	51,505	33,560
Premiums, commissions and fees receivable, net	209,664	155,501
Prepaid expenses and other current assets	5,156	4,447
Due from related parties	—	19
Total current assets	490,804	301,989
Property and equipment, net	11,558	11,019
Other assets	14,885	11,084
Intangible assets, net	547,227	554,320
Goodwill	671,826	651,502
Total assets	$1,736,300	$1,529,914
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$177,578	$135,576
Producer commissions payable	32,367	24,260
Accrued expenses and other current liabilities	49,639	47,490
Due to related parties	65	—
Current portion of long-term debt	5,000	4,000
Current portion of contingent earnout liabilities	90,160	6,094
Total current liabilities	354,809	217,420
Revolving lines of credit	20,000	—
Long-term debt, less current portion	477,985	381,382
Contingent earnout liabilities, less current portion	88,092	158,725
Other liabilities	3,067	2,419
Total liabilities	943,953	759,946
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	173	98
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 46,583,582 and 44,953,166 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	466	450
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 49,575,871 and 49,828,383 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	5	5
Additional paid-in capital	404,025	392,139
Accumulated deficit	(19,489)	(24,346)
Notes receivable from stockholders	(306)	(465)
Total stockholders’ equity attributable to BRP Group, Inc.	384,701	367,783
Noncontrolling interest	407,473	402,087
Total stockholders’ equity	792,174	769,870
Total liabilities, mezzanine equity and stockholders’ equity	$1,736,300	$1,529,914

BRP GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$10,510	$(3,152)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,446	8,451
Change in fair value of contingent consideration	11,822	6,242
Share-based compensation expense	8,087	3,117
Amortization of deferred financing costs	1,443	195
Change in fair value of interest rate caps	825	—
Payment of contingent earnout consideration in excess of purchase price accrual	(602)	(1,316)
Other fair value adjustments	94	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(52,357)	(9,464)
Prepaid expenses and other current assets	(2,254)	(334)
Due from related parties	84	(78)
Accounts payable, accrued expenses and other current liabilities	49,321	39,983
Net cash provided by operating activities	49,419	43,644
Cash flows from investing activities:
Capital expenditures	(1,756)	(2,619)
Cash consideration paid for asset acquisitions, net of cash received	(1,575)	(695)
Cash consideration paid for business combinations, net of cash received	(24,276)	(224,112)
Net cash used in investing activities	(27,607)	(227,426)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock, net of underwriting discounts	—	167,346
Redemption and repurchase of LLC Units and Class B common stock	—	(32,610)
Payment of common stock offering costs	—	(769)
Payment of contingent and guaranteed earnout consideration	(828)	(665)
Proceeds from revolving line of credit	20,000	185,637
Proceeds from long-term debt	97,914	—
Payments on long-term debt	(1,000)	—
Payments of debt issuance costs	(634)	(1,918)
Purchase of interest rate caps	(3,461)	—
Proceeds from repayment of stockholder notes receivable	159	115
Other	—	11
Net cash provided by financing activities	112,150	317,147
Net increase in cash and cash equivalents and restricted cash	133,962	133,365
Cash and cash equivalents and restricted cash at beginning of period	142,022	71,071
Cash and cash equivalents and restricted cash at end of period	$275,984	$204,436

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group, Inc. (for Adjusted Net Income) or diluted earnings (loss) per share (for Adjusted Diluted EPS), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, Inc. or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA eliminates the effects of financing, depreciation, amortization and change in fair value of contingent consideration. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and

•exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue Growth based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted for Organic Revenues that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which reach the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2020 are excluded from Organic Revenue for 2020. However, after June 1, 2021, results from June 1, 2020 to December 31, 2020 for such Partners are compared to results from June 1, 2021 to December 31, 2021 for purposes of calculating Organic Revenue Growth in 2021. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group, Inc. adjusted for amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to raising capital. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA Margin:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Commissions and fees	$119,706	$51,268	$272,534	$105,427

Net income (loss)	$(20,104)	$(7,859)	$10,510	$(3,152)
Adjustments to net income (loss):
Amortization expense	10,742	4,450	21,279	8,046
Change in fair value of contingent consideration	13,325	4,581	11,822	6,242
Interest expense, net	5,848	1,047	11,491	1,632
Share-based compensation	4,545	1,978	8,087	3,117
Transaction-related Partnership expenses	3,225	2,020	5,670	3,868
Depreciation expense	573	240	1,167	405
Change in fair value of interest rate caps	825	—	825	—
Capital related expenses	—	1,000	—	1,000
Severance related to Partnership activity	—	360	—	413
Income tax provision	—	—	—	12
Other	1,412	568	2,271	834
Adjusted EBITDA	$20,391	$8,385	$73,122	$22,417
Adjusted EBITDA Margin	17%	16%	27%	21%

Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Organic Revenue:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2021	2020	2021	2020
Commissions and fees	$119,706	$51,268	$272,534	$105,427
Partnership commissions and fees (1)	(51,893)	(12,064)	(143,108)	(34,932)
Organic Revenue	$67,813	$39,204	$129,426	$70,495
Organic Revenue Growth (2)	$16,482	$6,130	$23,929	$7,584
Organic Revenue Growth % (2)	32%	19%	23%	12%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners. Amount is reduced by approximately $830,000 for the timing of certain cash receipts that were fully constrained under ASC 606 in the post-partnership period for our partnership with Agency RM, which closed February 1, 2020.
(2)    Organic Revenue for the three and six months ended June 30, 2020 used to calculate Organic Revenue Growth for the three and six months ended June 30, 2021 was $51.3 million and $105.5 million, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three and six months ended June 30, 2021.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net income (loss) attributable to BRP Group, Inc. and reconciles Adjusted Diluted EPS to diluted earnings (loss) per share attributable to BRP Group, Inc. Class A common stock:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net income (loss) attributable to BRP Group, Inc.	$(9,756)	$(3,588)	$4,857	$(2,120)
Net income (loss) attributable to noncontrolling interests	(10,348)	(4,271)	5,653	(1,032)
Amortization expense	10,742	4,450	21,279	8,046
Change in fair value of contingent consideration	13,325	4,581	11,822	6,242
Share-based compensation	4,545	1,978	8,087	3,117
Transaction-related Partnership expenses	3,225	2,020	5,670	3,868
Amortization of deferred financing costs	750	119	1,443	195
Change in fair value of interest rate caps	825	—	825	—
Capital related expenses	—	1,000	—	1,000
Severance related to Partnership activity	—	360	—	413
Other	1,412	568	2,271	834
Adjusted pre-tax income	14,720	7,217	61,907	20,563
Adjusted income taxes (1)	1,457	715	6,129	2,036
Adjusted Net Income	$13,263	$6,502	$55,778	$18,527

Weighted-average shares of Class A common stock outstanding - diluted	44,671	20,426	46,160	19,960
Dilutive effect of unvested restricted shares of Class A common stock	1,862	365	—	344
Exchange of Class B shares (2)	49,600	45,466	49,694	44,503
Adjusted dilutive weighted-average shares outstanding	96,133	66,257	95,854	64,807

Adjusted Diluted EPS	$0.14	$0.10	$0.58	$0.29

Diluted earnings (loss) per share	$(0.22)	$(0.18)	$0.11	$(0.11)
Effect of exchange of Class B shares and net income attributable to noncontrolling interests per share	0.01	0.06	—	0.06
Other adjustments to earnings per share	0.37	0.23	0.53	0.37
Adjusted income taxes per share	(0.02)	(0.01)	(0.06)	(0.03)
Adjusted Diluted EPS	$0.14	$0.10	$0.58	$0.29
___________
(1)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(2)    Assumes the full exchange of Class B shares for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Revenue
The following table reconciles Pro Forma Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Revenue:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Commissions and fees	$119,706	$51,268	$272,534	$105,427
Revenue for Partnerships in the unowned period (1)	489	4,553	3,714	28,478
Pro Forma Revenue	$120,195	$55,821	$276,248	$133,905
___________
(1)    The adjustments for the three months ended June 30, 2021 reflect commissions and fees revenue for Only Medicare Solutions, Seniors’ Insurance Services of Washington, Inc. and Mid-Continent Companies, Ltd./Mid-Continent Securities Ltd. as if the Company had acquired the Partners on January 1, 2021. The adjustments for the three months ended June 30, 2020 reflect commissions and fees revenue for Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc. and Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC as if the Company had acquired the Partners on January 1, 2020. The adjustments for the six months ended June 30, 2021 reflect commissions and fees revenue for LeaseTrack Services LLC/Effective Coverage LLC, Medicare Help Now, Only Medicare Solutions, Seniors’ Insurance Services of Washington, Inc. and Mid-Continent Companies, Ltd./Mid-Continent Securities Ltd. as if the Company had acquired the Partners on January 1, 2021. The adjustments for the six months ended June 30, 2020 reflect commissions and fees revenue for AgencyRM LLC, VibrantUSA Inc., Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc. and Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC as if the Company had acquired the Partners on January 1, 2020. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure to Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Pro Forma Revenue	$120,195	$55,821	$276,248	$133,905

Net income (loss)	$(20,104)	$(7,859)	$10,510	$(3,152)
Net income (loss) for Partnerships in the unowned period (1)	76	(319)	1,571	9,296
Pro Forma Net Income (Loss)	(20,028)	(8,178)	12,081	6,144
Adjustments to pro forma net income (loss):
Amortization expense	10,773	5,446	21,530	10,903
Change in fair value of contingent consideration	13,325	4,581	11,822	6,242
Interest expense, net	5,848	1,570	11,491	3,075
Share-based compensation	4,545	1,978	8,087	3,117
Transaction-related Partnership expenses	3,225	2,020	5,670	3,868
Depreciation expense	573	240	1,167	405
Change in fair value of interest rate caps	825	—	825	—
Capital related expenses	—	1,000	—	1,000
Severance related to Partnership activity	—	360	—	413
Income tax provision	—	—	—	12
Other	1,412	568	2,271	834
Pro Forma Adjusted EBITDA	$20,498	$9,585	$74,944	$36,013
Pro Forma Adjusted EBITDA Margin	17%	17%	27%	27%
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(1)    The adjustments for the three months ended June 30, 2021 reflect commissions and fees revenue for Only Medicare Solutions, Seniors’ Insurance Services of Washington, Inc. and Mid-Continent Companies, Ltd./Mid-Continent Securities Ltd. as if the Company had acquired the Partners on January 1, 2021. The adjustments for the three months ended June 30, 2020 reflect commissions and fees revenue for Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc. and Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC as if the Company had acquired the Partners on January 1, 2020. The adjustments for the six months ended June 30, 2021 reflect commissions and fees revenue for LeaseTrack Services LLC/Effective Coverage LLC, Medicare Help Now, Only Medicare Solutions, Seniors’ Insurance Services of Washington, Inc. and Mid-Continent Companies, Ltd./Mid-Continent Securities Ltd. as if the Company had acquired the Partners on January 1, 2021. The adjustments for the six months ended June 30, 2020 reflect commissions and fees revenue for AgencyRM LLC, VibrantUSA Inc., Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc. and Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC as if the Company had acquired the Partners on January 1, 2020. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:
bps    Basis points
Clients    Our insureds
Colleagues    Our employees
GAAP    Accounting principles generally accepted in the United States of America
LIBOR    London Interbank Offered Rate
Partners    Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships    Strategic acquisitions made by the Company